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                                                                   EXHIBIT 99(B)

                          Union National Bancorp, Inc.
              Proxy Solicited on behalf of the Board of Directors


     The undersigned stockholder of Union National Bancorp, Inc. hereby appoints William R. Klinger and Ethan A. Seidel, and either of them, as lawful attorneys and proxies of the undersigned, with several power of substitution, to vote all shares of the common stock of Union which the undersigned is entitled to vote at the Special Meeting of the Stockholders of Union to be held on Tuesday, June 6, 2000 at 10:00 a.m. at the Best Western Hotel, 451 WMC Drive, Westminster, Maryland 21157 or at any adjournment thereof as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL

1. To approve the merger of Union National Bancorp, Inc. into Mercantile Bankshares Corporation provided for in the Agreement and Plan of Affiliation and Merger, dated January 20, 2000, under which each share of common stock of Union (other than shares held by Union's stockholders who perfect their dissenters' rights) automatically will convert into 1.15 shares of the common stock of Mercantile, with cash being paid in lieu of fractional shares.

                    [ ]  FOR    [ ]  AGAINST   [ ]  ABSTAIN

2. In their discretion, to vote upon such other business as may properly come before the meeting.


                                  (Continued and to be signed on the other side)
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     The shares represented by this proxy will be voted as directed in this proxy. If no specific instructions are given, the shares represented by this proxy will be voted "FOR" approval of the merger and in the best discretion of the proxy holders as to other matters.


                              Dated:____________________, 2000


                              __________________________________________
                              Signature of Owner

                              __________________________________________
                              Additional Signature of Joint Owner

                              Please sign exactly as your name appears hereon. If stock is jointly held, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such.